UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 19, 2023

IDP HOLDINGS (USA) CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-216292	81-3599639
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18 King Street East Suite 1400 Toronto, Ontario Canada	M5C 1C4
(Address of registrant’s principal executive office)	(Zip code)

(905) 218-3593

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 19, 2023, IDP Holdings (USA) Corp. (the “Company”) closed on a transaction (the “Transaction”) on sale of 100% of the shares of the Company’s wholly owned subsidiary, TetraPharma (Canada) Ltd. (“Instadose Canada”), to TetraPharma Royalty Corp. (“TetraPharma”), a Nevada corporation. The purchase price paid by TetraPharma to the Company in connection with the purchase of Instadose Canada consisted of the amount of One hundred U.S. Dollars ($100.00) and the assumption and satisfaction of all liabilities of the Company (the “Liabilities”) by TetraPharma. Under the terms of the Transaction, all shareholders of the Company (the “Shareholders”) were provided with the opportunity to exchange their presently held shares of common stock of the Company for newly issued shares of common stock of TetraPharma on a one-for-one basis (the “Share Exchange”) pursuant to a share exchange agreement approved by the Board and Shareholders and entered into by the Shareholders and TetraPharma. Upon completion of the Share Exchange, both the Company and Instadose Canada will become wholly owned subsidiaries of TetraPharma.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IDP HOLDINGS (USA) CORP.

Date: September 19, 2023	By:	/s/ Antonio Franchino
Antonio Franchino
Chief Executive Officer

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